UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2018

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 600 Grant Street Suite 5100 Pittsburgh, Pennsylvania	15219

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 248-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kennametal Inc. (the “Company” or “Kennametal”) filed a Current Report on Form 8-K on January 18, 2018 regarding the departure of Mr. Charles M. Byrnes from the Company. In connection with this departure, the Company entered into a Separation Agreement with Mr. Byrnes, which contains a general release of claims and provides that Mr. Byrnes will receive the benefits to which he is contractually entitled on a termination without cause. Additionally, in exchange for a non-compete and non-solicitation agreement and confirmation of confidentiality obligations, Mr. Byrnes will receive extended medical coverage through December 31, 2018, and additional severance of $1,123,633 payable in a lump sum payment following the six-month anniversary of his separation from service. The foregoing description of the terms and conditions of the Separation Agreement with Mr. Byrnes is subject to the entire agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Separation Agreement for Charles M. Byrnes	Filed Herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2018	Kennametal Inc.

	By:	/s/ Michelle R. Keating
Michelle R. Keating
Vice President, Secretary and General Counsel